Exhibit 10.17(b)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

AMENDMENT NO. 5 TO LOAN ORIGINATION AGREEMENT
THIS AMENDMENT NO. 5 TO LOAN ORIGINATION AGREEMENT (this “Amendment”) is made as of November 1, 2018 by and between GreenSky, LLC, a Georgia limited liability company (“Servicer”), and Fifth Third Bank, an Ohio-chartered, FDIC-insured bank (“Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Origination Agreement (as defined herein).
WITNESSETH:
WHEREAS, Lender and Servicer have previously entered into that certain Loan Origination Agreement dated as of August 25, 2016, as amended (collectively, the “Loan Origination Agreement”);
WHEREAS, Lender and Servicer desire to further amend the Loan Origination Agreement as set forth herein;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Servicer hereby agree as follows:
1.The Loan Origination Agreement is hereby amended as follows:
a.    Schedule A-1 to the Loan Origination Agreement is hereby amended by adding the following as a new subsection “G” under the heading “[*****]”:
“G.    [*****].”
2.Except as expressly amended hereby, the Loan Origination Agreement shall remain in full force and effect.
3.For the avoidance of doubt, pursuant to Section 7.07 of the Loan Origination Agreement, this Amendment does not constitute a waiver of any rights, remedies, powers or privileges of the Parties.
4.This Amendment may be executed and delivered by Lender and Servicer in facsimile or PDF format and in any number of separate counterparts, all of which, when delivered, shall together constitute one and the same document.

[Signature page follows]

Exhibit 10.17(b)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SERVICER:

GREENSKY, LLC

By:     /s/ Robert Partlow
Name:    Robert Partlow
Title:    Chief Financial Officer

LENDER:

FIFTH THIRD BANK

By:     /s/ Ben Hoffman
Name:    Ben Hoffman
Title:    Senior Vice President, Digital Lending

By:     /s/ Marybeth McManus
Name:    Marybeth McManus
Title:    Senior Vice President, Business Controls Director